Exhibit 99.1

Inotek Pharmaceuticals Announces Changes to Board of Directors

Pharmaceutical Industry Leader J. Martin Carroll Elected Chairperson as of 2016 Annual Meeting;

Argeris Karabelas, Ph.D. and Isai Peimer to transition off the Board

LEXINGTON, MA, April 4, 2016 - Inotek Pharmaceuticals Corporation (NASDAQ:ITEK), a clinical stage biopharmaceutical company focused on the discovery, development and commercialization of therapies for ocular diseases, today announced that J. Martin Carroll has been elected to its Board of Directors and that Mr. Carroll has been elected Chairperson of the Board effective as of the 2016 Annual Meeting. The meeting is scheduled to take place on June 23, 2016. Mr. Carroll will succeed Argeris Karabelas, Ph.D. as Chairperson.

“We are excited to have Mr. Carroll join Inotek’s Board. Over the past year we have named four outstanding executives to our Board, and Marty’s experience will significantly complement their expertise” said David P. Southwell, President and Chief Executive Officer of Inotek. “Mr. Carroll has a track record of success as a pharmaceutical industry leader and will bring operational experience in many areas including R&D, manufacturing and sales. His diverse expertise will be invaluable to us as we further develop Inotek into a leading ophthalmology company. As our venture capitalists step off the Board, I would like to thank them for their longstanding support of Inotek.”

Mr. Carroll most recently led Global Strategy and Development for Boehringer Ingelheim GmBH. Prior to that role, he was the President and CEO of US Businesses for Boehringer Ingelheim, overseeing an organization with revenues in the U.S. in excess of $7 billion and over 10,000 employees. His previous experience includes 25 years with Merck & Company, Inc., most recently as Executive Vice President, Customer Marketing and Sales. Mr. Carroll served in the United States Air Force, and received a Bachelor of Arts degree in accounting and economics from the College of the Holy Cross and a Master of Business Administration degree from Babson College. Mr. Carroll is currently a member of the Board of Directors at Catalent, Inc., TherapeuticsMD, Inc. and Mallinckrodt Pharmaceuticals.

“I am pleased to join the Board of Inotek during an exciting time. The Company’s world class leadership team and Board of Directors demonstrates their commitment to bring novel ocular therapies to market for patients. I look forward to working closely with Inotek’s management and Board,” said Mr. Carroll.

Argeris Karabelas, Ph.D., currently Chairperson of the Board, announced his resignation from the Board of Directors effective as of the 2016 Annual Meeting. Mr. Isai Peimer announced his resignation from the Board of Directors effective immediately.

“Inotek has made the transition from research to late stage development with the addition of experienced professionals to our skilled staff. The changes at the Board are designed to strengthen the domain and industry experience in commercial execution to prepare Inotek for its next phase. We are excited to have attracted and engaged such accomplished talent” said Dr. Karabelas.

Carsten Boess will be succeeding Mr. Peimer’s role as Chairperson of the Audit Committee.

About Inotek Pharmaceuticals Corporation

Inotek Pharmaceuticals is a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of therapies for glaucoma and other eye diseases. The Company’s lead product candidate, trabodenoson, is a selective adenosine mimetic currently in Phase 3 development. Trabodenoson was developed in Inotek’s laboratories and designed to restore the eye’s natural pressure control mechanism. Additionally, the Company is evaluating the potential for selective adenosine mimetics to address optic neuropathies and other degenerative retinal diseases. For more information, please visit www.inotekpharma.com.

Forward-Looking Statements

This press release contains forward-looking statements, which are subject to substantial risks, uncertainties and assumptions. These forward-looking statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” or similar expressions. Accordingly, you should not place undue reliance on these forward-looking statements. All such statements speak only as the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Inotek Pharmaceuticals Corporation

Claudine Prowse, Ph.D.

718-552-4305

Vice President, Strategy and Investor Relations Officer

cprowse@inotekpharma.com